NEWS

Marriott International Reports Second Quarter 2025 Results

•Second quarter 2025 RevPAR1 increased 1.5 percent worldwide, with 5.3 percent growth in international markets and U.S. & Canada RevPAR in line with the year-ago quarter

•Second quarter reported diluted EPS totaled $2.78 and adjusted diluted EPS totaled $2.65

•Second quarter reported net income totaled $763 million and adjusted net income totaled $728 million

•Second quarter adjusted EBITDA totaled $1,415 million

•The company added roughly 17,300 net rooms during the quarter and net rooms grew 4.7% from the end of the second quarter of 2024

•At the end of the quarter, Marriott’s worldwide development pipeline reached a new record and totaled approximately 3,900 properties and over 590,000 rooms

•The company repurchased 2.8 million shares of common stock for $0.7 billion in the 2025 second quarter. Year to date through July 30, the company has returned approximately $2.1 billion to shareholders through dividends and share repurchases

For a summary of quarterly highlights, please visit: https://news.marriott.com/static-assets/component-resources/newscenter/earnings/2025/2025-q2-earnings-infographic.pdf

BETHESDA, MD – August 5, 2025 - Marriott International, Inc. (Nasdaq: MAR) today reported second quarter 2025 results.

Anthony Capuano, President and Chief Executive Officer, said, “Marriott delivered another solid quarter, highlighted by strong financial results and robust net rooms growth despite heightened macro-economic uncertainty. Global RevPAR increased 1.5 percent in the second quarter primarily driven by the leisure segment. International RevPAR rose over 5 percent, with strong growth in APEC and EMEA. In the U.S. & Canada, RevPAR was flat year over year with continued strength in the luxury segment offset by a decline in select service demand, largely reflecting reduced government travel and weaker business transient demand. Adjusting for the Easter holiday shift, U.S. & Canada RevPAR increased by nearly 1 percent.
1All occupancy, Average Daily Rate (ADR) and Revenue Per Available Room (RevPAR) statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2025 and 2024 reflect properties that are comparable in both years.

“Development activity remained robust. We signed nearly 32,000 rooms, over 70 percent of which were in international markets, and our quarter-end pipeline stood at a record of more than 590,000 rooms. Conversions continued to be a key driver of growth, representing approximately 30 percent of our room signings and openings in the first half of this year. We still expect full year net rooms growth to approach 5 percent this year.

“With our strategy to be everywhere our guests want us to be, we expanded our industry leading global brand portfolio with the launch of Series by Marriott™, a new regional collection brand targeting the midscale and upscale segments. We are excited about our founding deal to affiliate the Fern portfolio of brands in India with Series by Marriott, and by the strong interest from owners around the world in this extension of our successful soft brand model. We also recently completed the acquisition of the innovative lifestyle brand citizenM, further broadening offerings for our guests, Marriott Bonvoy members and owners. We believe both of these new brands have meaningful global growth potential.

“We continue to enhance our powerful Marriott Bonvoy travel platform. Membership reached nearly 248 million members at the end of June, and we are deepening engagement through unique experiences and strategic collaborations.

“Our results in the second quarter underscore the resiliency of our cash-generating, asset-light business model and the strength of our brands. Year to date through July 30, we have returned approximately $2.1 billion to our shareholders through share repurchases and dividends, and we remain on track to return approximately $4 billion for full year 2025.”

Second Quarter 2025 Results
Base management and franchise fees totaled $1,200 million in the 2025 second quarter, a nearly 5 percent increase compared to base management and franchise fees of $1,148 million in the year-ago quarter. Higher RevPAR, rooms growth and co-branded credit card fees were key contributors to the increase.

Incentive management fees totaled $200 million in the 2025 second quarter, compared to $195 million in the 2024 second quarter, driven by strong international hotel results. Managed hotels in international markets contributed nearly two-thirds of the incentive fees earned in the quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $113 million in the 2025 second quarter, compared to $99 million in the 2024 second quarter. The increase was mainly driven by the addition of the Sheraton Grand Chicago to our portfolio of owned hotels.

General, administrative, and other expenses for the 2025 second quarter totaled $245 million, compared to $248 million in the year-ago quarter. The year-over-year change largely reflects lower compensation costs.

Interest expense, net, totaled $191 million in the 2025 second quarter, compared to $164 million in the year-ago quarter. The increase was largely due to higher interest expense associated with higher debt balances.

In the 2025 second quarter, the provision for income taxes totaled $291 million compared to $268 million in the 2024 second quarter.

Marriott’s reported operating income totaled $1,236 million in the 2025 second quarter, compared to 2024 second quarter reported operating income of $1,195 million. Reported net income totaled $763 million in the 2025 second quarter, a 1 percent decrease compared to 2024 second quarter reported net income of $772 million. Reported diluted earnings per share (EPS) totaled $2.78 in the quarter, compared to reported diluted EPS of $2.69 in the year-ago quarter.

Adjusted operating income in the 2025 second quarter totaled $1,186 million, compared to 2024 second quarter adjusted operating income of $1,120 million. Second quarter 2025 adjusted net income totaled $728 million, compared to 2024 second quarter adjusted net income of $716 million. Adjusted diluted EPS in the 2025 second quarter totaled $2.65, compared to adjusted diluted EPS of $2.50 in the year-ago quarter.

Adjusted results excluded cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, and, for the 2025 second quarter, income tax special items. See the press release schedules for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,415 million in the 2025 second quarter, a 7 percent increase compared to second quarter 2024 adjusted EBITDA of $1,324 million. See the press release schedules for the adjusted EBITDA calculation.

Selected Performance Information
The company added roughly 17,300 net rooms during the quarter, including more than 8,500 net rooms in international markets. At the end of the quarter, Marriott’s global system totaled over 9,600 properties, with approximately 1,736,000 rooms.

At the end of the quarter, the company’s worldwide development pipeline totaled 3,858 properties with more than 590,000 rooms, including 234 properties with over 37,000 rooms approved for development, but not yet subject to signed contracts. The quarter-end pipeline included 1,447 properties with over 238,000 rooms under construction, including hotels that are in the process of converting to our system. Over half of the rooms in the quarter-end pipeline are in international markets. The quarter-end pipeline does not reflect any rooms from our acquisition of the citizenM brand or from the launch of Series by Marriott.

In the 2025 second quarter, worldwide RevPAR increased 1.5 percent (a 1.7 percent increase using actual dollars) compared to the 2024 second quarter. RevPAR in the U.S. & Canada was flat (a 0.1 percent decrease using actual dollars) year-over-year, and RevPAR in international markets increased 5.3 percent (a 6.1 percent increase using actual dollars) year-over-year.

Balance Sheet & Common Stock
At the end of the quarter, Marriott’s total debt was $15.7 billion and cash and equivalents totaled $0.7 billion, compared to $14.4 billion in debt and $0.4 billion of cash and equivalents at year-end 2024.

The company repurchased 2.8 million shares of common stock in the 2025 second quarter for $0.7 billion. Year to date through July 30, the company has repurchased 6.4 million shares for $1.7 billion.

Company Outlook
The Company's updated outlook generally assumes the continuation of the current macro-economic environment.

	Third Quarter 2025 vs. Third Quarter 2024	Full Year 2025 vs. Full Year 2024
Comparable systemwide constant $ RevPAR growth
Worldwide	flat to 1.0%	1.5% to 2.5%

Year-End 2025 vs. Year-End 2024
Net rooms growth	Approaching 5%

($ in millions, except EPS)	Third Quarter 2025	Full Year 2025
Gross fee revenues	$1,310 to $1,325	$5,365 to $5,420
Owned, leased, and other revenue, net of direct expenses	$80 to $90	$360 to $370
General, administrative, and other expenses	$245 to $240	$985 to $965
Adjusted EBITDA[1,2]	$1,288 to $1,318	$5,310 to $5,395
Adjusted EPS – diluted[2,3]	$2.31 to $2.39	$9.85 to $10.08
Investment spending (including $355 million for citizenM)[4]		$1,355 to $1,455
Capital return to shareholders[5]		Approx. $4,000
1See the press release schedules for the adjusted EBITDA calculations.
2Adjusted EBITDA and Adjusted EPS – diluted for third quarter and full year 2025 do not include cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, income tax special items, or any potential asset sales or property or brand acquisitions that may occur during the year (other than our acquisition of the citizenM brand in the 2025 third quarter), each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant. Adjusted EPS – diluted for full year 2025 excludes the benefit of income tax special items of $74 million.
3Assumes the level of capital return to shareholders noted above.
4This outlook includes $355 million of funding related to our acquisition of the citizenM brand. Investment spending includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities, but excludes any other potential property or brand acquisitions, which we cannot forecast with sufficient accuracy and which may be significant.
5Assumes the level and types of investment spending noted above and that no asset sales, property acquisitions or additional brand acquisitions occur during the year.

Marriott International, Inc. (Nasdaq: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, August 5, 2025, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at www.marriott.com/investor (click on “Events & Presentations” and click on the quarterly conference call link). A replay will be available at that same website until August 5, 2026.

The telephone dial-in number for the conference call is US Toll Free: 800-274-8461, or Global: +1 203-518-9814. The conference ID is MAR2Q25. A telephone replay of the conference call will be available from 1:00 p.m. ET, Tuesday, August 5, 2025, until 8:00 p.m. ET, Tuesday, August 12, 2025. To access the replay, call US Toll Free: 800-723-0389 or Global: +1 402-220-2647 using conference ID MAR2Q25.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of August 5, 2025. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; cash generation and shareholder returns; our growth prospects; our development pipeline; our Marriott Bonvoy travel platform; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including uncertainty resulting from economic, political or other global, national, and regional conditions and events, including related to tariffs, trade, travel and other policies; and the risk factors that we describe in our U.S. Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of over 9,600 properties across more than 30 leading brands in 143 countries and territories. Marriott operates, franchises, and licenses hotel, residential, timeshare, and other lodging properties all around the world. The company offers Marriott Bonvoy®, its highly awarded travel platform. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott’s news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the U.S. Securities and Exchange Commission, and any references to the websites are intended to be inactive textual references only.

MEDIA & INVESTOR RELATIONS CONTACTS:
Melissa Froehlich Flood
Senior Vice President, Global Corporate Communications & Public Policy
Marriott International
newsroom@marriott.com

Jackie Burka McConagha
Senior Vice President, Investor Relations
Marriott International
jackie.mcconagha@marriott.com

Pilar Fernandez
Senior Director, Investor Relations
Marriott International
pilar.fernandez@marriott.com
IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER 2025 AND 2024
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	June 30, 2025	June 30, 2024	Reported 2025 vs. 2024
REVENUES
Base management fees	$340	$330	3
Franchise fees[1]	860	818	5
Incentive management fees	200	195	3
Gross fee revenues	1,400	1,343	4
Contract investment amortization[2]	(29)	(27)	(7)
Net fee revenues	1,371	1,316	4
Owned, leased, and other revenue[3]	441	395	12
Cost reimbursement revenue[4]	4,932	4,728	4
	6,744	6,439	5

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	328	296	(11)
Depreciation, amortization, and other[6]	53	47	(13)
General, administrative, and other[7]	245	248	1
Restructuring and merger-related charges	8	8	—
Reimbursed expenses[4]	4,874	4,645	(5)
	5,508	5,244	(5)

OPERATING INCOME	1,236	1,195	3

Gains and other income, net[8]	5	4	25
Interest expense	(203)	(173)	(17)
Interest income	12	9	33
Equity in earnings[9]	4	5	(20)

INCOME BEFORE INCOME TAXES	1,054	1,040	1

Provision for income taxes	(291)	(268)	(9)

NET INCOME	$763	$772	(1)

EARNINGS PER SHARE
Earnings per share - basic	$2.78	$2.70	3
Earnings per share - diluted	$2.78	$2.69	3

Basic shares	274.2	285.8
Diluted shares	274.7	286.7

[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, and residential branding fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER YEAR-TO-DATE 2025 AND 2024
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Six Months Ended	Six Months Ended	Better/(Worse)
	June 30, 2025	June 30, 2024	Reported 2025 vs. 2024
REVENUES
Base management fees	$665	$643	3
Franchise fees[1]	1,606	1,506	7
Incentive management fees	404	404	—
Gross fee revenues	2,675	2,553	5
Contract investment amortization[2]	(57)	(50)	(14)
Net fee revenues	2,618	2,503	5
Owned, leased, and other revenue[3]	802	752	7
Cost reimbursement revenue[4]	9,587	9,161	5
	13,007	12,416	5

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	624	582	(7)
Depreciation, amortization, and other[6]	104	92	(13)
General, administrative, and other[7]	490	509	4
Restructuring and merger-related charges	9	16	44
Reimbursed expenses[4]	9,596	9,146	(5)
	10,823	10,345	(5)

OPERATING INCOME	2,184	2,071	5

Gains and other income, net[8]	3	8	(63)
Interest expense	(395)	(336)	(18)
Interest income	21	19	11
Equity in earnings[9]	5	5	—

INCOME BEFORE INCOME TAXES	1,818	1,767	3

Provision for income taxes	(390)	(431)	10

NET INCOME	$1,428	$1,336	7

EARNINGS PER SHARE
Earnings per share - basic	$5.18	$4.64	12
Earnings per share - diluted	$5.17	$4.62	12

Basic shares	275.5	288.1
Diluted shares	276.2	289.1

[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, and residential branding fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Six Months Ended
			Percent			Percent
	June 30,	June 30,	Better/	June 30,	June 30,	Better/
	2025	2024	(Worse)	2025	2024	(Worse)
Total revenues, as reported	$6,744	$6,439		$13,007	$12,416
Less: Cost reimbursement revenue	(4,932)	(4,728)		(9,587)	(9,161)
Adjusted total revenues†	1,812	1,711		3,420	3,255

Operating income, as reported	1,236	1,195		2,184	2,071
Less: Cost reimbursement revenue	(4,932)	(4,728)		(9,587)	(9,161)
Add: Reimbursed expenses	4,874	4,645		9,596	9,146
Add: Restructuring and merger-related charges	8	8		9	16
Adjusted operating income†	1,186	1,120	6	2,202	2,072	6

Operating income margin	18%	19%		17%	17%
Adjusted operating income margin†	65%	65%		64%	64%

Net income, as reported	763	772		1,428	1,336
Less: Cost reimbursement revenue	(4,932)	(4,728)		(9,587)	(9,161)
Add: Reimbursed expenses	4,874	4,645		9,596	9,146
Add: Restructuring and merger-related charges	8	8		9	16
Income tax effect of above adjustments	18	19		1	(1)
Less: Income tax special items	(3)	—		(74)	—
Adjusted net income†	$728	$716	2	$1,373	$1,336	3

Diluted earnings per share, as reported	$2.78	$2.69		$5.17	$4.62
Adjusted diluted earnings per share†	$2.65	$2.50	6	$4.97	$4.62	8

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of June 30, 2025
	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	612	213,382	1,360	353,456	1,972	566,838
Marriott Hotels	99	56,180	187	59,155	286	115,335
Sheraton	25	19,769	180	57,877	205	77,646
Courtyard by Marriott	155	25,227	132	28,912	287	54,139
Westin	41	22,486	79	23,888	120	46,374
JW Marriott	23	13,191	76	27,076	99	40,267
The Ritz-Carlton	42	12,798	79	18,394	121	31,192
Four Points by Sheraton	1	134	96	25,583	97	25,717
Renaissance Hotels	21	9,065	51	16,054	72	25,119
Le Méridien	—	—	67	18,286	67	18,286
W Hotels	20	5,513	45	12,460	65	17,973
St. Regis	13	2,669	52	11,380	65	14,049
Residence Inn by Marriott	73	12,002	9	1,116	82	13,118
Gaylord Hotels	7	11,820	—	—	7	11,820
The Luxury Collection	6	2,296	41	7,859	47	10,155
Delta Hotels by Marriott	24	6,622	19	3,329	43	9,951
Fairfield by Marriott	6	1,431	55	8,450	61	9,881
Aloft Hotels	2	505	40	8,777	42	9,282
Autograph Collection	11	3,269	16	3,209	27	6,478
Marriott Executive Apartments	—	—	39	5,489	39	5,489
EDITION	5	1,379	15	2,844	20	4,223
AC Hotels by Marriott	8	1,512	14	2,680	22	4,192
Element Hotels	3	810	15	2,964	18	3,774
SpringHill Suites by Marriott	20	3,499	—	—	20	3,499
Moxy Hotels	1	380	13	2,876	14	3,256
Protea Hotels by Marriott	—	—	22	2,737	22	2,737
Tribute Portfolio	—	—	11	1,415	11	1,415
TownePlace Suites by Marriott	6	825	—	—	6	825
Bvlgari	—	—	7	646	7	646
Owned/Leased	14	5,539	36	8,667	50	14,206
Sheraton	1	1,218	3	1,724	4	2,942
Marriott Hotels	2	1,304	5	1,631	7	2,935
Courtyard by Marriott	7	987	4	894	11	1,881
W Hotels	2	765	2	665	4	1,430
Westin	1	1,073	—	—	1	1,073
Protea Hotels by Marriott	—	—	5	912	5	912
The Ritz-Carlton	—	—	2	548	2	548
Renaissance Hotels	—	—	2	505	2	505
JW Marriott	—	—	1	496	1	496
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	360	5	360
Residence Inn by Marriott	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of June 30, 2025
	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Franchised, Licensed, and Other	5,725	849,133	1,714	289,705	7,439	1,138,838
Courtyard by Marriott	920	123,572	137	25,379	1,057	148,951
Fairfield by Marriott	1,179	111,061	114	15,993	1,293	127,054
Residence Inn by Marriott	810	96,464	38	4,766	848	101,230
Marriott Hotels	234	74,162	78	22,034	312	96,196
Autograph Collection	153	34,504	159	32,171	312	66,675
Sheraton	141	43,631	81	22,628	222	66,259
SpringHill Suites by Marriott	552	64,189	—	—	552	64,189
TownePlace Suites by Marriott	541	54,487	—	—	541	54,487
Westin	95	32,010	33	9,615	128	41,625
Four Points by Sheraton	148	21,350	108	19,600	256	40,950
AC Hotels by Marriott	127	21,145	106	15,615	233	36,760
Aloft Hotels	167	23,904	30	5,782	197	29,686
Moxy Hotels	47	8,093	111	20,848	158	28,941
Renaissance Hotels	71	19,545	33	8,347	104	27,892
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Tribute Portfolio	93	17,646	60	8,269	153	25,915
Timeshare*	73	18,949	21	3,911	94	22,860
Delta Hotels by Marriott	68	15,195	29	6,283	97	21,478
The Luxury Collection	15	7,812	62	13,560	77	21,372
City Express by Marriott	2	258	153	17,781	155	18,039
Design Hotels*	24	2,573	165	11,355	189	13,928
Element Hotels	93	12,404	6	827	99	13,231
Le Méridien	23	5,060	25	7,184	48	12,244
JW Marriott	12	6,080	15	3,261	27	9,341
Sonder by Marriott Bonvoy	88	5,374	58	2,695	146	8,069
Four Points Flex by Sheraton	—	—	41	6,234	41	6,234
Protea Hotels by Marriott	—	—	37	3,283	37	3,283
Outdoor-Focused Collection	32	1,532	—	—	32	1,532
W Hotels	1	1,117	1	226	2	1,343
Marriott Executive Apartments	—	—	6	1,117	6	1,117
Apartments by Marriott Bonvoy	2	253	2	231	4	484
The Ritz-Carlton	1	429	—	—	1	429
The Ritz-Carlton Yacht Collection*	—	—	2	377	2	377
St. Regis	—	—	1	172	1	172
Bvlgari	—	—	2	161	2	161
StudioRes	1	124	—	—	1	124
Residences	72	7,670	68	8,267	140	15,937
The Ritz-Carlton Residences	43	4,760	22	1,866	65	6,626
St. Regis Residences	11	1,267	14	1,947	25	3,214
W Residences	10	1,092	8	768	18	1,860
Marriott Residences	—	—	5	1,337	5	1,337
JW Marriott Residences	—	—	3	767	3	767
Westin Residences	3	266	3	413	6	679
Bvlgari Residences	—	—	5	526	5	526
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	2	85	3	176
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	1	10	4	92
Le Méridien Residences	—	—	1	62	1	62
Autograph Collection Residences	—	—	1	14	1	14
Grand Total	6,423	1,075,724	3,178	660,095	9,601	1,735,819

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
** Excludes five MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, one The Luxury Collection and one W Hotels) which are presented in "Franchised, Licensed and Other" within their respective brands.
Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of June 30, 2025
	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	208	61,341	462	106,637	670	167,978
JW Marriott	35	19,271	92	30,833	127	50,104
JW Marriott Residences	—	—	3	767	3	767
The Ritz-Carlton	43	13,227	81	18,942	124	32,169
The Ritz-Carlton Residences	43	4,760	22	1,866	65	6,626
The Ritz-Carlton Yacht Collection*	—	—	2	377	2	377
The Luxury Collection	21	10,108	106	21,802	127	31,910
The Luxury Collection Residences	1	91	2	85	3	176
W Hotels	23	7,395	48	13,351	71	20,746
W Residences	10	1,092	8	768	18	1,860
St. Regis	13	2,669	54	11,712	67	14,381
St. Regis Residences	11	1,267	14	1,947	25	3,214
EDITION	5	1,379	15	2,844	20	4,223
EDITION Residences	3	82	1	10	4	92
Bvlgari	—	—	9	807	9	807
Bvlgari Residences	—	—	5	526	5	526
Premium	1,240	409,347	1,408	327,398	2,648	736,745
Marriott Hotels	335	131,646	270	82,820	605	214,466
Marriott Residences	—	—	5	1,337	5	1,337
Sheraton	167	64,618	264	82,229	431	146,847
Sheraton Residences	—	—	3	472	3	472
Westin	137	55,569	112	33,503	249	89,072
Westin Residences	3	266	3	413	6	679
Autograph Collection	164	37,773	180	35,740	344	73,513
Autograph Collection Residences	—	—	1	14	1	14
Renaissance Hotels	92	28,610	86	24,906	178	53,516
Renaissance Residences	1	112	—	—	1	112
Delta Hotels by Marriott	92	21,817	48	9,612	140	31,429
Le Méridien	23	5,060	92	25,470	115	30,530
Le Méridien Residences	—	—	1	62	1	62
Tribute Portfolio	93	17,646	73	9,933	166	27,579
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Design Hotels*	24	2,573	165	11,355	189	13,928
Gaylord Hotels	7	11,820	—	—	7	11,820
Sonder by Marriott Bonvoy	88	5,374	58	2,695	146	8,069
Marriott Executive Apartments	—	—	45	6,606	45	6,606
Apartments by Marriott Bonvoy	2	253	2	231	4	484
Select	4,899	585,705	1,093	198,134	5,992	783,839
Courtyard by Marriott	1,082	149,786	273	55,185	1,355	204,971
Fairfield by Marriott	1,185	112,492	169	24,443	1,354	136,935
Residence Inn by Marriott	884	108,658	48	6,022	932	114,680
SpringHill Suites by Marriott	572	67,688	—	—	572	67,688
Four Points by Sheraton	149	21,484	204	45,183	353	66,667
TownePlace Suites by Marriott	547	55,312	—	—	547	55,312
AC Hotels by Marriott	135	22,657	120	18,295	255	40,952
Aloft Hotels	169	24,409	70	14,559	239	38,968
Moxy Hotels	48	8,473	124	23,724	172	32,197
Element Hotels	96	13,214	21	3,791	117	17,005
Protea Hotels by Marriott	—	—	64	6,932	64	6,932
Outdoor-Focused Collection	32	1,532	—	—	32	1,532
Midscale	3	382	194	24,015	197	24,397
City Express by Marriott	2	258	153	17,781	155	18,039
Four Points Flex by Sheraton	—	—	41	6,234	41	6,234
StudioRes	1	124	—	—	1	124
Timeshare*	73	18,949	21	3,911	94	22,860
Grand Total	6,423	1,075,724	3,178	660,095	9,601	1,735,819

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
** Excludes five MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, one The Luxury Collection and one W Hotels) which are presented within their respective brands.
Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended June 30, 2025 and June 30, 2024
	RevPAR		Occupancy			Average Daily Rate
Brand	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
JW Marriott	$256.91	3.2%	73.5%	-0.1%	pts.	$349.48	3.4%
The Ritz-Carlton	$379.22	5.8%	69.1%	0.9%	pts.	$548.82	4.5%
W Hotels	$265.40	4.8%	72.4%	2.4%	pts.	$366.32	1.3%
Composite US & Canada Luxury[1]	$323.19	5.0%	71.9%	0.9%	pts.	$449.29	3.6%
Marriott Hotels	$186.65	0.6%	73.5%	-1.2%	pts.	$253.89	2.2%
Sheraton	$172.43	-1.3%	70.3%	-2.5%	pts.	$245.42	2.2%
Westin	$201.18	1.6%	73.8%	-1.0%	pts.	$272.63	3.0%
Composite US & Canada Premium[2]	$184.53	0.8%	72.9%	-0.9%	pts.	$252.99	2.0%
US & Canada Full-Service[3]	$214.88	2.2%	72.7%	-0.5%	pts.	$295.49	2.8%
Courtyard by Marriott	$121.91	-2.2%	71.5%	-0.7%	pts.	$170.39	-1.2%
Residence Inn by Marriott	$158.59	0.0%	79.4%	0.3%	pts.	$199.72	-0.4%
Composite US & Canada Select[4]	$135.00	-1.0%	74.3%	-0.2%	pts.	$181.64	-0.8%
US & Canada - All[5]	$195.25	1.6%	73.1%	-0.4%	pts.	$267.04	2.2%

Comparable Systemwide US & Canada Properties
	Three Months Ended June 30, 2025 and June 30, 2024
	RevPAR		Occupancy			Average Daily Rate
Brand	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
JW Marriott	$246.76	1.7%	74.4%	-0.8%	pts.	$331.59	2.8%
The Ritz-Carlton	$378.95	6.0%	69.7%	0.8%	pts.	$543.79	4.7%
W Hotels	$265.40	4.8%	72.4%	2.4%	pts.	$366.32	1.3%
Composite US & Canada Luxury[1]	$304.02	4.1%	72.8%	0.5%	pts.	$417.38	3.4%
Marriott Hotels	$157.02	0.6%	72.3%	-0.7%	pts.	$217.09	1.5%
Sheraton	$140.24	-0.8%	70.7%	-1.8%	pts.	$198.48	1.7%
Westin	$179.02	1.4%	73.9%	-0.7%	pts.	$242.16	2.3%
Composite US & Canada Premium[2]	$159.60	1.0%	72.2%	-0.5%	pts.	$221.04	1.7%
US & Canada Full-Service[3]	$175.79	1.6%	72.3%	-0.4%	pts.	$243.23	2.2%
Courtyard by Marriott	$120.10	-2.6%	72.3%	-1.7%	pts.	$166.11	-0.3%
Residence Inn by Marriott	$139.07	-0.8%	79.6%	-0.7%	pts.	$174.62	0.0%
Fairfield by Marriott	$101.21	-1.8%	72.8%	-1.5%	pts.	$139.00	0.2%
Composite US & Canada Select[4]	$120.57	-1.5%	74.9%	-1.2%	pts.	$160.88	0.1%
US & Canada - All[5]	$142.78	0.0%	73.9%	-0.9%	pts.	$193.29	1.2%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance Hotels, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard by Marriott, Residence Inn by Marriott, Fairfield by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Four Points by Sheraton, Aloft Hotels, Element Hotels, AC Hotels by Marriott, and Moxy Hotels.

[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Six Months Ended June 30, 2025 and June 30, 2024
	RevPAR		Occupancy			Average Daily Rate
Brand	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
JW Marriott	$262.35	4.4%	73.3%	1.1%	pts.	$358.15	2.9%
The Ritz-Carlton	$397.01	6.9%	68.9%	1.5%	pts.	$575.98	4.5%
W Hotels	$264.75	4.8%	69.2%	2.5%	pts.	$382.76	1.1%
Composite US & Canada Luxury[1]	$337.22	5.3%	71.2%	1.4%	pts.	$473.60	3.2%
Marriott Hotels	$175.96	2.9%	70.3%	-0.2%	pts.	$250.27	3.3%
Sheraton	$166.98	0.3%	68.0%	-1.8%	pts.	$245.51	3.0%
Westin	$184.91	3.5%	69.4%	0.1%	pts.	$266.43	3.3%
Composite US & Canada Premium[2]	$174.32	3.0%	69.7%	0.0%	pts.	$250.04	3.0%
US & Canada Full-Service[3]	$209.98	3.8%	70.0%	0.3%	pts.	$299.80	3.3%
Courtyard by Marriott	$113.09	0.3%	67.2%	0.2%	pts.	$168.19	-0.1%
Residence Inn by Marriott	$152.98	1.4%	76.6%	0.7%	pts.	$199.76	0.5%
Composite US & Canada Select[4]	$127.71	0.9%	70.7%	0.6%	pts.	$180.60	0.1%
US & Canada - All[5]	$189.76	3.3%	70.2%	0.4%	pts.	$270.29	2.7%

Comparable Systemwide US & Canada Properties
	Six Months Ended June 30, 2025 and June 30, 2024
	RevPAR		Occupancy			Average Daily Rate
Brand	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
JW Marriott	$251.03	3.3%	73.5%	0.5%	pts.	$341.34	2.6%
The Ritz-Carlton	$392.19	7.0%	69.1%	1.6%	pts.	$567.54	4.6%
W Hotels	$264.75	4.8%	69.2%	2.5%	pts.	$382.76	1.1%
Composite US & Canada Luxury[1]	$312.34	4.9%	71.6%	1.2%	pts.	$436.26	3.2%
Marriott Hotels	$146.29	2.8%	68.5%	0.3%	pts.	$213.68	2.4%
Sheraton	$129.22	0.8%	66.5%	-0.8%	pts.	$194.27	2.0%
Westin	$168.82	3.4%	70.4%	0.4%	pts.	$239.87	2.8%
Composite US & Canada Premium[2]	$148.95	3.0%	68.5%	0.3%	pts.	$217.59	2.5%
US & Canada Full-Service[3]	$167.27	3.3%	68.8%	0.4%	pts.	$243.11	2.7%
Courtyard by Marriott	$109.56	-1.1%	67.8%	-1.1%	pts.	$161.61	0.4%
Residence Inn by Marriott	$129.43	0.1%	76.0%	-0.2%	pts.	$170.37	0.4%
Fairfield by Marriott	$90.95	-0.5%	67.7%	-0.8%	pts.	$134.28	0.7%
Composite US & Canada Select[4]	$110.68	-0.2%	70.7%	-0.6%	pts.	$156.58	0.7%
US & Canada - All[5]	$133.45	1.6%	69.9%	-0.2%	pts.	$190.83	1.9%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance Hotels, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard by Marriott, Residence Inn by Marriott, Fairfield by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Four Points by Sheraton, Aloft Hotels, Element Hotels, AC Hotels by Marriott, and Moxy Hotels.

[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended June 30, 2025 and June 30, 2024
	RevPAR		Occupancy			Average Daily Rate
Region	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Europe	$266.53	3.3%	77.1%	2.5%	pts.	$345.92	-0.1%
Middle East & Africa	$135.25	13.4%	68.8%	4.2%	pts.	$196.52	6.4%
Greater China	$80.06	-0.5%	68.6%	0.5%	pts.	$116.78	-1.2%
Asia Pacific excluding China	$122.60	7.5%	69.4%	0.9%	pts.	$176.58	6.1%
Caribbean & Latin America	$186.34	6.9%	65.0%	-2.1%	pts.	$286.47	10.4%

International - All[1]	$126.06	5.5%	69.5%	1.3%	pts.	$181.50	3.5%

Worldwide[2]	$154.88	3.4%	71.0%	0.6%	pts.	$218.20	2.6%

Comparable Systemwide International Properties
	Three Months Ended June 30, 2025 and June 30, 2024
	RevPAR		Occupancy			Average Daily Rate
Region	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Europe	$178.96	3.8%	75.3%	1.6%	pts.	$237.71	1.5%
Middle East & Africa	$125.23	14.0%	68.2%	3.8%	pts.	$183.59	7.6%
Greater China	$73.75	-0.5%	66.9%	0.3%	pts.	$110.29	-0.9%
Asia Pacific excluding China	$127.23	8.8%	70.5%	1.1%	pts.	$180.35	7.0%
Caribbean & Latin America	$121.22	3.0%	62.0%	-1.7%	pts.	$195.51	5.8%

International - All[1]	$122.49	5.3%	69.0%	0.9%	pts.	$177.52	3.9%

Worldwide[2]	$136.00	1.5%	72.2%	-0.3%	pts.	$188.25	1.9%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Six Months Ended June 30, 2025 and June 30, 2024
	RevPAR		Occupancy			Average Daily Rate
Region	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Europe	$208.40	4.2%	69.7%	2.6%	pts.	$299.19	0.2%
Middle East & Africa	$141.06	8.6%	69.5%	2.3%	pts.	$203.09	5.0%
Greater China	$79.55	-1.2%	66.6%	0.6%	pts.	$119.50	-2.1%
Asia Pacific excluding China	$127.75	9.1%	70.4%	1.3%	pts.	$181.54	7.1%
Caribbean & Latin America	$215.47	9.3%	67.8%	0.2%	pts.	$317.70	9.0%

International - All[1]	$124.32	5.5%	68.5%	1.2%	pts.	$181.48	3.5%

Worldwide[2]	$151.61	4.3%	69.2%	0.9%	pts.	$219.04	3.0%

Comparable Systemwide International Properties
	Six Months Ended June 30, 2025 and June 30, 2024
	RevPAR		Occupancy			Average Daily Rate
Region	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Europe	$141.66	5.0%	68.1%	2.4%	pts.	$208.14	1.3%
Middle East & Africa	$129.96	9.3%	68.6%	2.2%	pts.	$189.40	5.8%
Greater China	$73.19	-1.0%	65.1%	0.5%	pts.	$112.36	-1.7%
Asia Pacific excluding China	$129.68	9.8%	71.0%	1.6%	pts.	$182.57	7.3%
Caribbean & Latin America	$136.36	5.4%	63.6%	-0.8%	pts.	$214.38	6.8%

International - All[1]	$117.35	5.7%	67.3%	1.2%	pts.	$174.37	3.8%

Worldwide[2]	$128.08	2.8%	69.1%	0.3%	pts.	$185.47	2.4%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2025
	First Quarter	Second Quarter	Total
Net income, as reported	$665	$763	$1,428
Cost reimbursement revenue	(4,655)	(4,932)	(9,587)
Reimbursed expenses	4,722	4,874	9,596
Interest expense	192	203	395
Interest expense from unconsolidated joint ventures	1	3	4
Provision for income taxes	99	291	390
Depreciation and amortization	51	53	104
Contract investment amortization	28	29	57
Depreciation and amortization classified in reimbursed expenses	57	61	118
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4	8
Stock-based compensation	52	58	110
Restructuring and merger-related charges	1	8	9
Adjusted EBITDA†	$1,217	$1,415	$2,632

Change from 2024 Adjusted EBITDA†	7%	7%	7%

	Fiscal Year 2024
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$564	$772	$584	$455	$2,375
Cost reimbursement revenue	(4,433)	(4,728)	(4,617)	(4,704)	(18,482)
Reimbursed expenses	4,501	4,645	4,681	4,972	18,799
Interest expense	163	173	179	180	695
Interest expense from unconsolidated joint ventures	2	2	1	3	8
Provision for income taxes	163	268	202	143	776
Depreciation and amortization	45	47	45	46	183
Contract investment amortization	23	27	26	27	103
Depreciation and amortization classified in reimbursed expenses	48	50	52	56	206
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	3	4	3	15
Stock-based compensation	53	57	63	64	237
Restructuring and merger-related charges	8	8	9	52	77
Gain on asset dispositions	—	—	—	(11)	(11)
Adjusted EBITDA†	$1,142	$1,324	$1,229	$1,286	$4,981

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
THIRD QUARTER 2025
($ in millions)

	Range
	Estimated Third Quarter 2025		Third Quarter 2024
Net income excluding certain items[1]	$629	$651
Interest expense	207	207
Interest expense from unconsolidated joint ventures	1	1
Provision for income taxes	237	245
Depreciation and amortization	52	52
Contract investment amortization	30	30
Depreciation and amortization classified in reimbursed expenses	68	68
Depreciation, amortization, and impairments from unconsolidated joint ventures	6	6
Stock-based compensation	58	58
Adjusted EBITDA†	$1,288	$1,318	$1,229

Increase over 2024 Adjusted EBITDA†	5%	7%

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any potential asset sales or property or brand acquisitions that may occur during the year (other than our acquisition of the citizenM brand in the 2025 third quarter), each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2025
($ in millions)

	Range
	Estimated Full Year 2025		Full Year 2024
Net income excluding certain items[1]	$2,771	$2,833
Interest expense	815	815
Interest expense from unconsolidated joint ventures	7	7
Provision for income taxes	889	912
Depreciation and amortization	205	205
Contract investment amortization	120	120
Depreciation and amortization classified in reimbursed expenses	260	260
Depreciation, amortization, and impairments from unconsolidated joint ventures	18	18
Stock-based compensation	225	225
Adjusted EBITDA†	$5,310	$5,395	$4,981

Increase over 2024 Adjusted EBITDA†	7%	8%

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any potential asset sales or property or brand acquisitions that may occur during the year (other than our acquisition of the citizenM brand in the 2025 third quarter), each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, on the related conference call, and in the infographic made available in connection with our press release, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “adjusted” and/or identified with the symbol “†”. We discuss the manner in which the non-GAAP measures reported in this press release, schedules, and infographic are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income excludes cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, and certain non-cash impairment charges (when applicable). Adjusted total revenues excludes cost reimbursement revenue. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, certain non-cash impairment charges (when applicable), and gains and losses on asset dispositions made by us or by our joint venture investees (when applicable and if above a specified threshold). Additionally, Adjusted net income and Adjusted diluted earnings per share exclude the income tax effect of the above adjustments (calculated using an estimated tax rate applicable to each adjustment) and income tax special items, which in 2025 primarily related to the release of tax reserves. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision (benefit) for income taxes, restructuring and merger-related charges, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges and gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold).

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, we exclude restructuring and merger-related charges as well as non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Consolidated Statements of Income (our “Income Statements”), to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties, and for which we receive reimbursement under our agreements with hotel owners and certain other counterparties with no added mark-up. We do not operate these property-level and centralized programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners and certain other counterparties, we do not seek a mark-up. For property-level services, we recognize cost reimbursement revenue at the same time that we incur expenses, and property-level services have no net impact on our Income Statements in the reporting period. However, for centralized programs and services, we may be reimbursed before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners and certain other counterparties in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from hotel owners and certain other counterparties to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR, which we calculate by dividing property level room revenue by total rooms available for the period, is a meaningful indicator of our performance because it measures the period-over-period change in room revenues. RevPAR may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We also believe occupancy and average daily rate (“ADR”), which are components of calculating RevPAR, are meaningful indicators of our performance. Occupancy, which we calculate by dividing total rooms sold by total rooms available for the period, measures the utilization of a property’s available capacity. ADR, which we calculate by dividing property level room revenue by total rooms sold, measures average room price and is useful in assessing pricing levels. Comparisons to prior periods are on a constant U.S. dollar basis, which we calculate by applying exchange rates for the current period to the prior comparable period. We believe constant dollar analysis provides valuable information regarding the performance of hotels in our system as it removes currency fluctuations from the presentation of such results.

We define our comparable properties as hotels in our system that were open and operating under one of our brands since the beginning of the last full calendar year (since January 1, 2024 for the current period) and have not, in either the current or previous year: (1) undergone significant room or public space renovations or expansions, (2) been converted between company-operated and franchised, or (3) sustained substantial property damage or business interruption. Our comparable properties also exclude MGM Collection with Marriott Bonvoy, Design Hotels, The Ritz-Carlton Yacht Collection, residences, and timeshare properties.

We use the term “hotel owners” throughout these schedules to refer, collectively, to owners of hotels and other lodging offerings operating in our system pursuant to management agreements, franchise agreements, license agreements or similar arrangements, and we use the term “hotels in our system” to refer to hotels and other lodging offerings operating in our system pursuant to such arrangements, as well as hotels that we own or lease. The terms “hotel owners” and “hotels in our system” exclude Homes & Villas by Marriott Bonvoy® (which we also exclude from our property and room count), timeshare, residential, and The Ritz-Carlton Yacht Collection®.